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                                                                    Exhibit 4.16

                           GENERAL SECURITY AGREEMENT

         THIS GENERAL SECURITY AGREEMENT ("Security Agreement") is made as of the 15th day of September, 2003, by CASTING TECHNOLOGY COMPANY, an Indiana general partnership, having its chief executive offices at 1450 Musicland Drive, Franklin, Indiana 46131 (Taxpayer I.D. No. ____________) (the "Borrower"), in favor of THE PROVIDENT BANK, having a notice address of One East Fourth Street, Cincinnati, Ohio 45202 (the "Bank").

SECTION 1.  DEFINITIONS.

         1.1  Defined Terms. As used herein:

         "Accounts", "Inventory", "Equipment", "Fixtures", "General Intangibles", "Chattel Paper", "Documents", "Goods", "Deposit Accounts", "Instruments", "Investment Property" and "Proceeds" shall mean all of Borrower's such property within the meanings ascribed in the Indiana Uniform Commercial Code, as in effect from time to time.

         "Account Debtor" shall have the meaning ascribed in the Indiana Uniform Commercial Code, as in effect from time to time.

         "Collateral" shall mean all of the Borrower's property or rights in which a security interest is granted hereunder.

         "Collateral Account" shall mean the Deposit Account more fully described in Section 4.5.

         "Control" shall have the meaning ascribed in the Indiana Uniform Commercial Code, as in effect from time to time.

         "Credit Agreement" shall mean the Credit Agreement executed between the Borrower and the Bank dated as of even date herewith and as amended from time to time.

         "Intellectual Property" shall mean all intellectual property of the Borrower, including, without limitation, (a) all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) all trademarks, service marks, trade dress, trade names, and corporate names and all the goodwill and quality control standards associated therewith; (c) all registered and unregistered statutory and common law copyrights; (d) all registrations, applications and renewals for any of the foregoing; (e) all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; (f) all other proprietary rights (including, without limitation, all computer software and documentation and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); (g) all copies and tangible embodiments of the foregoing in whatever form or medium; (h) all damages and payments for past, present and future infringements of the

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foregoing; (i) all royalties and income due with respect to the foregoing; and (j) the right to sue and recover for past, present and future infringements of the foregoing.

         "Liabilities" shall mean (a) all Obligations including all future advances; (b) all other time to time obligations of the Borrower to the Bank of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and whether or not contemplated by the Borrower or the Bank as of the date of this Security Agreement, including, without limitation, any modification, extension, or addition to or of the Obligations or the Credit Agreement and any overlying advances, out of formula advances and overdrafts made or permitted in connection with the Obligations or other Liabilities; and (c) any duty of the Borrower to act or to refrain from acting in connection with any Liability.

         "Obligations" shall have the meaning ascribed in the Credit Agreement.

         "Schedule of Accounts" shall have the meaning ascribed in Section 4.3.

         "Stock Rights" means any securities, dividends or other distributions and any other right or property which the Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which the Borrower now has or hereafter acquires any right, issued by an issuer of such securities.

         1.2 Incorporation of Credit Agreement Definitions. Other capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Credit Agreement.

         1.3 Terms Defined in the Indiana Uniform Commercial Code. Terms defined in the Indiana Uniform Commercial Code which are not otherwise defined in this Security Agreement are used herein as defined in the Indiana Uniform Commercial Code, as in effect from time to time.

SECTION 2.  SECURITY INTEREST IN COLLATERAL.

         As security for the payment and performance of the Liabilities, the Bank shall have, and the Borrower does hereby grant to the Bank, a continuing security interest in the following Collateral:

         (a) All Accounts, Deposit Accounts, General Intangibles, Documents, Instruments, Investment Property, Chattel Paper and any other similar rights of the Borrower however created or evidenced, whether now existing or hereafter owned, acquired, created, used, or arising, specifically including, without limitation, claims, leases, agreements, license agreements, licensing fees, royalties, policies, credit insurance, guaranties, letters of credit, advices of credit, binders or certificates of insurance, deposits, documents of title, securities, security interests, licenses, goodwill, tax refunds (federal, state or local), customer lists, franchises, franchise rights, drawings, designs, marketing rights, computer programs, artwork, databases and other like business property rights, all applications to acquire such rights, for which application may at any time be made by the Borrower, together with any and all books and records pertaining thereto and any right, title or interest in any Inventory which gave rise to an Account, and all Intellectual Property throughout the world;

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         (b) All Inventory, whether now existing or hereafter acquired and wherever located, specifically including, without limitation, all merchandise, personal property, raw materials, work in process, finished Goods, materials and supplies of every nature usable or useful in connection with the manufacturing, packing, shipping, advertising, selling, leasing or furnishing of any of such Inventory and all materials of the Borrower used or consumed or to be used or consumed in the Borrower's business, together with any and all books and records pertaining thereto;

         (c) All Equipment, Fixtures, Goods and all other tangible personal property of the Borrower of every kind or nature, whether now owned or hereafter acquired, wherever located, specifically including, without limitation, all machinery, trucks, boats, barges, on and off the road vehicles, forklifts, tools, dies, jigs, presses, appliances, implements, improvements, accessories, attachments, parts, components, partitions, systems, carpeting, draperies and apparatus;

         (d) All products and Proceeds of each of the foregoing, specifically including, without limitation, (i) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time, (ii) any and all payments of any form whatsoever made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any Governmental Authority or any Person acting under color of Governmental Authority, (iii) to the extent of the value of Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral, (iv) any Stock Rights, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, whether or not in lieu thereof;

         (e) All renewals, extensions, replacements, modifications, additions, improvements, accretions, accessions, betterments, substitutions, replacements, annexations, tools, accessories, parts and the like now in, attached to or which may hereafter at any time be placed in or added to any Collateral, whether or not of like kind; and

         (f) All rights, remedies, claims and demands under or in connection with each of the foregoing.

SECTION 3.  REPRESENTATIONS AND WARRANTIES.

         To induce the Bank to enter into the Credit Agreement and to make each and every loan and other financial accommodation thereunder, the Borrower represents and warrants to the Bank that, except as may otherwise be provided in the Credit Agreement:

         3.1 Names of Borrower. The exact corporate name of the Borrower and its state of organization are each correctly stated in the preamble to this Security Agreement. Set forth on Schedule 1 hereto is a true, accurate and complete list of all previous legal names of the Borrower and all past and present assumed (or fictitious) names and tradenames of the Borrower for the past six (6) years.

         3.2 Prior Combinations. Except as set forth on Schedule 1 hereto, the Borrower has not ever been conducted as a proprietorship, no entity has merged into the Borrower or has been consolidated with the Borrower, and no entity has sold substantially all of its assets to the Borrower or sold assets to the Borrower outside the ordinary course of such entity's business.

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         3.3 Chief Executive Office, etc. The Borrower's chief executive office and taxpayer identification number are set forth in the preamble to this Security Agreement. Subject to Section 4.1 hereof, Borrower maintains all of its records with respect to its Accounts at such address. Borrower has not at any time within the past four (4) months maintained its chief executive office or its records with respect to Accounts at any other location.

         3.4 Title to Collateral. Except for Intellectual Property, which is separately addressed in Section 3.6 below, all Collateral is lawfully owned by the Borrower, free and clear of any prior security interest, pledge, sale, assignment, transfer or other encumbrance other than Permitted Encumbrances; the Borrower has the unencumbered right to pledge, sell, assign or transfer the Collateral subject to the Permitted Encumbrances and to subject the Collateral to the security interest in favor of the Bank herein; except in respect of Permitted Encumbrances, no financing statement covering all or any portion of the Collateral is on file in any public office other than in favor of the Bank; and the security interest herein constitutes a legal and valid, first priority security interest in the Collateral.

         3.5 Representations Regarding Accounts. Except for Permitted Encumbrances, each Account (a) is a valid Account representing an undisputed, bona fide right to payment from the Account Debtor named therein for Goods sold or leased, Intellectual Property licensed, or for services rendered, whether or not such right to payment has been earned by performance; (b) is free and clear of any agreement wherein the Account Debtor may claim a deduction or discount; and (c) is free and clear of all set-offs or counterclaims.

         3.6 Representations Regarding Intellectual Property. Schedule 2 hereto contains a complete and accurate list as of the date hereof of all patented and registered Intellectual Property owned by the Borrower and of all pending applications for the registration of other Intellectual Property owned or filed by the Borrower. Schedule 2 also contains a complete and accurate list of all licenses and other rights granted by the Borrower to any third party with respect to the Intellectual Property and licenses and other rights granted by any third party to the Borrower. Except for Permitted Encumbrances and except as may be set forth in Schedule 2 (a) the Borrower owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all of the Intellectual Property necessary for the operation of the Borrower's business as presently conducted or proposed to be conducted; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property has been made, is currently outstanding or, to the Borrower's knowledge, is threatened, and, to the Borrower's knowledge, there are no grounds for any such claim; (c) the Borrower has not received any notice of, nor is the Borrower aware of any facts which indicate the likelihood of, any material infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property, nor has the Borrower received any claim of infringement or misappropriation of, or other conflict with, any intellectual property rights of any third party; (d) the Borrower has not materially infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third party, nor is Borrower aware of any material infringement, misappropriation or conflict which will occur as a result of the continued operation of the business of the Borrower as presently conducted or proposed to be conducted; (e) the Borrower has made or will timely make all necessary filings and recordations (except user filings) and has paid or will pay all required fees and taxes to record and maintain its ownership in its Intellectual Property throughout the world to the extent necessary to conduct Borrower's business as currently being conducted or proposed to be conducted; and (f) no consents are

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required on any licenses listed on Schedule 2 hereto, except as set forth on
Schedule 2, to the grant of the security interests to, and the exercise of the rights and remedies of, the Bank.

         3.7 Representations Regarding Contracts and Leases. All leases of real or personal property and all contracts to which the Borrower is a party are in full force and effect. To the best of Borrower's knowledge, no Person is challenging or disputing the validity or enforceability of any such leases or contracts, and the Borrower is not in material default under any such leases or contracts.

         3.8 Representations Regarding Equipment and Inventory. Schedule 3 is a true and correct list of all locations where Equipment and Inventory of the Borrower is located (except Inventory in transit) and all locations where Equipment and Inventory of the Borrower has been located in the four (4) months immediately preceding the date of this Agreement. Borrower has not purchased any Inventory in a transaction subject to the bulk transfer laws of any state or otherwise outside the ordinary course of the Inventory seller's business.

         3.9 Representations Regarding Investment Property. The Borrower is the direct and beneficial owner of each type of Investment Property listed on
Schedule 4 hereto as being owned by it, free and clear of any liens, encumbrances or security interests except for the security interest granted to the Bank. The Borrower further represents and warrants that (i) all such Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Investment Property) duly and validly issued, are fully paid and non-assessable, (ii) this pledge of such Investment Property will not violate the proscriptions or require the consent, license, filing, report, permit, exemption, regulation or approval, of any Governmental Authority or other Person or violate any provision of law, (iii) such ownership of pledged Investment Property represent One Hundred Percent (100%) of the issued and outstanding ownership of the Borrower's Subsidiaries,
(iv) such Investment Property has not been materially altered and all signatures thereon are genuine, (v) there exists no default by an issuer under any of such Investment Property with respect thereto, (vi) no insolvency proceedings have been instituted with respect to the issuer of such Investment Property (vii) the Borrower has executed no instrument of any kind assigning any of such Investment Property or the liability of any issuer thereon, or with respect thereto, which remains in effect, (viii) none of the issuers of such Investment Property have any obligation, commitment, subscription, option, warrant or other rights outstanding entitling the holder thereof to purchase or otherwise acquire any capital stock of such issuer, and (ix) with respect to any certificates delivered to the Bank representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in
Article 8 or 8.1 (as applicable) of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Borrower has so informed the Bank so that the Bank may take steps to perfect its security interest therein as a General Intangible.

SECTION 4.  AGREEMENTS CONCERNING ACCOUNTS

         4.1 Location. The Borrower will give the Bank written notice of each office of the Borrower at which records of the Borrower relative to Accounts are kept. Except where such notice is given, all records of the Borrower relative to Accounts are and will be kept at the chief executive office of the Borrower.

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         4.2 Returns and Repossessions. Prior to the occurrence of a Default or
Unmatured Default, the Borrower may grant, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which such Account Debtor may be lawfully entitled and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to the obligation of the Account Debtor, subject, however, to the Bank's security interest therein and in any Proceeds arising from the disposition thereof. After the occurrence of a Default or an Unmatured Default, no discount, credit or allowance shall be granted by the Borrower to any Account Debtor, and no return of Goods shall be accepted by the Borrower without the Bank's prior written consent.

         4.3 Schedule of Accounts. From time to time as the Bank may require, the Borrower will, from time to time, deliver to the Bank a schedule identifying each Account ("Schedule of Accounts"), together with such schedules and certificates and reports relative to all or any of the Collateral and the items or amounts received by the Borrower in full or partial payment or otherwise, as Proceeds of any of the Collateral. Each Schedule of Accounts or other schedule, certificate or report shall be executed by its duly authorized officer and shall be in the form reasonably specified by the Bank. Any Schedule of Accounts identifying any Account shall be accompanied, (a) by a true and correct copy of the invoice evidencing such Account, (b) by evidence of shipment, delivery or performance, (c) by such other schedules and information as the Bank may reasonably request, and (d) if such request shall be made after the occurrence of a Default or an Unmatured Default, by a duly executed assignment of such Account from the Borrower to the Bank; provided, however, that the Borrower's failure to execute and deliver any such Schedule of Account and/or assignment shall not affect or limit the Bank's security interest or other rights in and to Accounts, and provided, further, that a proper assignment of any Account wherein the United States Government is the Account Debtor may be requested by the Bank at any time whether or not there shall have occurred a Default or Unmatured Default.

         4.4 Verification of Accounts. The Bank, its officers, agents, attorneys, and accountants, may verify Accounts and returned and repossessed Goods and, under reasonable procedures, directly with the Account Debtor or by other methods, and the Borrower shall furnish to the Bank upon request additional Schedules of Accounts, together with all notes or other papers evidencing the same and any guaranty, securities or other information relating thereto, and shall do, make and deliver all such additional and further acts, things, deeds, assurances and instruments as the Bank may reasonably require. The Bank shall have no obligation to disclose or discuss with Borrower the names or identities of any Account Debtors from whom the Bank obtains or requests information as to Accounts. Borrower agrees to cooperate with the Bank in the confirmation and verification of any Accounts, or reconciling any discrepancy between those amounts verified by the Bank and information provided to the Bank by Borrower.

         4.5 Collateral Account. So long as the Bank does not request that the Account Debtors on the Collateral be notified of the assignment thereof to Bank or that all collections be directed to a lock box at Bank, Borrower may make collections on the Collateral. The Borrower (a) will deposit all checks, drafts, cash remittances and other Proceeds in payment of Accounts in a special collateral account ("Collateral Account") maintained with the Bank and thereafter keep segregated any such checks, drafts, cash remittances or other Proceeds in trust for the benefit of the Bank until deposited in the Collateral Account with the Bank; (b) will, upon the written request of the Bank at any time, note the security interest of the Bank on all records relative to

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the Collateral including, without limitation, any invoice which evidences an
Account; (c) will, upon the written request of the Bank at any time there exists a Default, give notice of the Bank's security interest to Account Debtor and other obligors to the Borrower; (d) agrees that all checks and other Instruments received by the Bank as Proceeds of Accounts while there exists a Default will be credited upon receipt to the Liabilities in such order as the Bank may determine, subject to final payment; and (e) will, whenever the Borrower obtains possession (by return, repossession or otherwise) of any Goods while there exists a Default, the sale or lease of which shall have given rise to any of the Collateral, upon the Bank's written request, segregate, label and hold such Goods as subject to the security interest of the Bank hereunder, and will, at its own expense, dispose of such Goods in such manner as the Bank may from time to time direct. The Bank alone shall have sole power of withdrawal from the Collateral Account. On a daily basis, the Bank will apply all or part of the collected balance of the Collateral Account against the Obligations, the amount, order and method of such application to be in the sole discretion of the Bank. In no event shall the Bank be obligated to apply any funds deposited in the Collateral Account before the second business day after the day of deposit. Any part of the collected balance in the Collateral Account which the Bank elects not to apply to the Obligations may be paid over and deposited by the Bank to Borrower's commercial account. The crediting of items in the Collateral Account to the reduction of the Obligations shall be conditioned upon final payment of the item and if any item is not so paid, the amount of any credit given for it may be charged to the Obligations or to any other deposit account of Borrower, whether or not the item is returned.

         4.6 Notification of Assignment. At any time there exists a Default, the Bank may notify any Account Debtor of its security interest in the Accounts and to require payment to be made directly to the Bank. At any time there exists a Default, the Bank may enforce the collection of any Accounts by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for a period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Such notice may require the Account Debtor or other obligor to pay the Account or other obligation directly to the Bank. Any Proceeds shall be deposited in the form received except for the endorsement of the Borrower where required, which endorsement the Bank is authorized to make on the Borrower's behalf and shall be held by the Bank as security for all Liabilities.

         4.7 Accounts Owed by the Federal Government. If any Account shall arise out of a contract with the United States of America, or any department, agency, subdivision, or instrumentality thereof, the Borrower shall promptly notify the Bank thereof in writing and shall take all other action reasonably requested by the Bank to protect the Bank's security interest in such Account under the provisions of the federal Assignment of Claims Act, as amended.

         4.8 Assignment of Security Interests. If, at any time the Borrower shall take and perfect a security interest in any property of an Account Debtor or any other Person to secure payment or performance of an Account, the Borrower shall promptly assign such security interest to the Bank.

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SECTION 5.  AGREEMENTS CONCERNING CERTAIN COLLATERAL.

         5.1 Maintenance of Intellectual Property. Unless otherwise agreed in writing by the Bank, Borrower shall have the duty to do any and all acts which are necessary to preserve and maintain all material rights in the Intellectual Property. Borrower will give proper statutory notice in connection with the use of its Intellectual Property. Borrower has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture or creation of products sold under its trademarks. The Borrower shall not abandon any of the Intellectual Property nor permit the expiration of any material Intellectual Property registrations, except where occasioned by non-use, without the written consent of the Bank, which consent shall not be unreasonably withheld or delayed. Borrower shall do any and all acts reasonably required by the Bank to ensure Borrower's compliance with this Section 5.1. Any reasonable expenses incurred in connection with the Intellectual Property shall be borne by Borrower.

         5.2 After-Acquired Intellectual Property. If the Borrower obtains rights to any new Intellectual Property, the provisions of this Security Agreement shall automatically apply thereto. With respect to any new applications for Intellectual Property, the issuance of any new registration for Intellectual Property, and renewals or extensions of any of the foregoing, the Borrower shall give the Bank prompt written notice thereof in writing.

         5.3 Opposition Proceedings. Unless and until there shall have occurred and be continuing a Default, Borrower shall retain the legal and equitable title to the Intellectual Property and shall have the right to bring any opposition proceedings, cancellation proceedings or lawsuit in its own name to enforce, protect and use the Intellectual Property in the ordinary course of its business, but shall not be permitted, except with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed, to sell, assign, transfer or otherwise encumber the Intellectual Property, other than licensings or other dispositions in the ordinary course of business or to resolve litigation or disputed claims brought or made by unrelated parties.

         5.4 Verification of Intellectual Property. The Bank, its officers, agents, attorneys and accountants, may verify the Intellectual Property and all licenses and other agreements with respect thereto, under reasonable procedures, directly with licensees or by other methods, and the Borrower shall furnish to the Bank upon request schedules of Intellectual Property and licenses, together with other information relating thereto, and shall do, make and deliver all such additional and further acts, things, deeds, assurances and instruments as the Bank may reasonably require with respect to the Intellectual Property, including, without limitation, the licenses. The Borrower shall promptly notify the Bank, if it knows that any material application or registration relating to Intellectual Property may become abandoned or dedicated to the public, or of any material adverse determination or development (including any claim) regarding the Intellectual Property or any material license with respect thereto, or regarding its right to register, keep and maintain the same, or if it knows that a material item of Intellectual Property is materially infringed or misappropriated by a third party, and, in any such event, unless (a) the Bank, or (b) the members of the Borrower in the exercise of its reasonable business judgment after having considered the advice of reputable intellectual property counsel shall have determined that litigation is inappropriate or unadvisable, promptly sue for infringement or misappropriation.

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         5.5 Supplemental Documentation. Concurrently with the execution of this
Security Agreement, and from time to time hereafter upon reasonable request of the Bank, the Borrower shall execute and deliver to the Bank supplemental security agreements relating to any or all registered patents, trademarks, tradenames, copyrights and applications for any of the foregoing, in a form reasonably satisfactory to the Bank and suitable for recording in the records of the registering Governmental Authority.

         5.6 Contracts and Leases. The Borrower shall perform, when due, each of its obligation under all contracts, leases and other agreements (including, without limitation, all license agreements) to which the Borrower is a party, and, immediately upon learning of any material default by any party under any such contract, lease or other agreement, the Borrower shall give written notice thereof to the Bank, together with a description as to the nature and status thereof. After the occurrence of any Default or Unmatured Default, the Borrower shall not amend, modify, supplement or otherwise agree to any change in any contract, lease or other agreement or waive any provision thereof, without the prior written consent of the Bank.

         5.7 Deposit Accounts. The Borrower will (i) upon the Bank's request, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with the Bank, in form and substance reasonably satisfactory to the Bank in order to give the Bank Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Bank hereunder and cause each such bank or other financial institution to acknowledge such notification in writing, and (ii) upon the Bank's request after the occurrence and during the continuance of a Default, deliver to each such bank or other financial institution a letter, in form and substance reasonably acceptable to the Bank, transferring ownership of the Deposit Account to the Bank or transferring dominion and control over each such other deposit to the Bank until such time as no Default exists.

         5.8 Letter-of-Credit Rights. The Borrower will, upon the Bank's reasonable request, cause each issuer of a letter of credit to consent to the assignment of proceeds of the letter of credit in order to give the Bank Control of the letter-of-credit rights to such letter of credit.

         5.9 Uncertificated Securities. The Borrower will permit the Bank from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities and all rollovers and replacements therefor to reflect the Lien of the Bank granted pursuant to this Security Agreement. The Borrower will take any actions necessary to cause the issuers of uncertificated securities which are Collateral and which are Securities to cause the Bank to have and retain Control over such Securities.

         5.10     Stock and Other Ownership Interests.

                  5.10.1. Changes in Capital Structure of Issuers. The Borrower will not (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral controlled by the Borrower to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or
         (ii) vote any of the Instruments or Securities in favor of any of the foregoing.

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                  5.10.2. Issuance of Additional Securities. The Borrower will not permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral controlled by the Borrower to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to the Borrower.

                  5.10.3. Registration of Pledged Securities. After and during the continuance of a Default, the Borrower will permit any registerable Collateral to be registered in the name of the Bank or its nominee at any time at the option of the Bank.

                  5.10.4. Exercise of Rights in Pledged Securities. The Borrower will permit the Bank or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

         5.11. Commercial Tort Claims. If Borrower shall at any time hold or acquire a commercial tort claim (as defined in the Indiana Uniform Commercial Code, as amended from time to time), immediately notify the Bank in a writing signed by Borrower of the brief details thereof and grant to the Bank in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Bank.

SECTION 6.  AGREEMENTS CONCERNING INVENTORY.

         6.1 Locations. Borrower will give the Bank written notice of each location at which Inventory is or will be kept at all times. Except where such notice is given and except for Inventory sold in the ordinary course of business, all Inventory is and shall be kept at the locations set forth on
Schedule 3 hereto.

         6.2 Sales of Inventory. The Borrower may, in the ordinary course of business, at its own expense, sell, lease or furnish under contracts of sale or service, any of the Inventory normally held by the Borrower for such purpose (a sale in the ordinary course of business does not include a transfer in total or partial satisfaction of a debt), and use and consume, in the ordinary course of business, any raw materials, work-in-process or materials normally held by it for such purpose.

         6.3 Condition of Inventory; Books and Records. Borrower shall keep all Inventory in good order and condition and shall maintain full, accurate and complete books and records with respect to Inventory at all times.

         6.4 Warehousemen and Landlords. Borrower shall not store any material portion of its Inventory with any bailee, warehouseman, or similar party without the Bank's prior written consent, which consent shall not be unreasonably withheld or delayed. If Inventory is so stored, Borrower will, concurrently with storing such Inventory, cause such bailee, warehouseman, or similar party to issue and deliver to the Bank, in a form acceptable to the Bank, warehouse receipts in the Bank's name evidencing the storage of the Inventory. The Borrower shall provide the Bank with copies of all agreements between the Borrower and any bailee, warehouseman, or

General Security Agreement Page 10
similar party and shall deliver to the Bank a landlord's or warehouseman's lien waiver in a form reasonably acceptable to the Bank, prior to entering into any material lease for warehouse storage or business facilities.

         6.5 Consigned Inventory. If at any time any of the Inventory is placed by the Borrower on consignment with any consignee, Borrower shall, prior to delivery of such consigned Inventory, (a) provide Bank with all consignment agreements and other instruments and documentation to be used in connection with such consignment (all of which shall be in a form reasonably acceptable to the Bank); (b) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing the consignee as debtor, the Borrower as secured party, and the Bank as assignee of the secured party; (c) prepare, execute and file appropriate financing statements with respect to any consigned Inventory showing the Borrower, as debtor, and the Bank, as secured party; (d) conduct a search of all UCC filings made against the consignee and all jurisdictions in which Inventory to be consigned is to be located while on consignment, and furnish copies of such results to the Bank; and (e) notify in writing all creditors of the consignee that are or may be holders of security interests in the Inventory to be consigned that the Borrower expects to deliver certain Inventory to the consignee.

         6.6 Compliance with Law. Borrower shall substantially comply in all material respects with all federal, state and local laws, regulations, rulings and orders applicable to the Borrower for its assets or business in all respects. Without limiting the generality of the foregoing, Borrower shall comply with all requirements of the federal Fair Labor Standards Act, as amended, in the conduct of its business and the production of Inventory. Borrower shall notify the Bank immediately of any violation by Borrower of the Fair Labor Standards Act, and the absence of such notice shall constitute Borrower's continuing representation that all Inventory then existing has been produced in compliance with the Fair Labor Standards Act.

SECTION 7.  AGREEMENTS CONCERNING EQUIPMENT AND FIXTURES.

         7.1 Locations. Borrower will give the Bank written notice of each location at which Equipment is or will be kept at all times, except where such notice is given, the Equipment will be kept at locations set forth on Schedule 3 hereto. Schedule 3 sets forth all locations at which Equipment and Fixtures of the Borrower are located and the name and owner of record of the real estate at each location if the Borrower is not the owner of record.

         7.2 Condition. The Borrower will keep the Equipment in good order and repair, ordinary wear and tear excepted, and will not waste or destroy the Equipment or any portion thereof, except in the case of obsolete Equipment which is no longer used or useful in Borrower's business.

         7.3 Titled Equipment. If Borrower now or hereafter has any vehicles, aircraft, watercraft, or other Equipment for which a certificate of title has been issued by a Governmental Authority, the Borrower shall immediately deliver to the Bank, properly endorsed, each certificate of title or application for title or other evidence of ownership for each such item of Equipment, and the Borrower shall take all actions necessary to have the Bank's security interest properly recorded on each such certificate of title and shall take all other steps necessary to perfect the Bank's security interest in such Equipment.

General Security Agreement Page 11

         7.4 Compliance with Laws. The Borrower will not use the Equipment in violation of any statute, rule, regulation or ordinance or any policy of insurance thereon. Borrower will neither use the Equipment nor permit the Equipment to be used, for any unlawful purpose or contrary to any statute, law, ordinance or regulation relating to the registration, use, operation or control of the Equipment.

         7.5 Transfers of Equipment. Borrower may from time to time substitute Equipment, provided that (a) the substituted Equipment is not subject to any lien or other encumbrance and has a fair market value at least equal to the fair market of the Equipment for which it is substituted; (b) the marketability and operating integrity of Borrower's Equipment after such substitution is not impaired; (c) the Equipment substituted for is no longer used or useful in the operation of Borrower's business and is sold in arm's length transaction in exchange for money or monies' worth at least equal to the fair market value of such Equipment substituted for; and (d) no Default or Unmatured Default has occurred and is continuing.

         7.6 Fixtures. The Borrower shall not permit any item of Equipment to become a Fixture to real estate or an accession to any other property not subject to the Bank's security interest herein without the prior written consent of the Bank. If any Equipment is or will be attached to real estate in such a manner as to become a fixture, such real estate is encumbered, the Borrower will obtain from the holder of such real estate encumbrance a written consent and subordination to the security interest hereby granted, or a written disclaimer of any interest in such Collateral, in a form reasonably acceptable to the Bank.

SECTION 8.  GENERAL PROVISIONS CONCERNING COLLATERAL.

         8.1 Title to After-Acquired Collateral. All Collateral acquired after the date hereof will be acquired by the Borrower free of any lien, security interest or encumbrance, except Permitted Encumbrances.

         8.2 Further Assurances. The Borrower agrees to do such reasonable acts and things and deliver or cause to be delivered such other documents as the Bank may reasonably deem necessary to establish and maintain a valid security interest in the Collateral (free of all other liens and claims except Permitted Encumbrances) to secure the payment and performance of the Liabilities and to defend title to the Collateral against any Person claiming any interest therein adverse to the Bank. The Borrower authorizes the Bank, at the expense of the Borrower, to execute and file a financing statement or statements on its behalf in those public offices deemed advisable or necessary by the Bank to protect the security interests of the Bank herein granted. If permitted by law, the Borrower agrees that a carbon, photographic or other reproduction of this Security Agreement or of a financing statement may be filed as a financing statement.

         8.3      Insurance.

                  (a) The Borrower shall have and maintain at all times, with respect to Inventory and Equipment, insurance written by companies reasonably acceptable to the Bank covering risks customarily insured against by companies engaged in business similar to that of the Borrower in reasonable amounts, containing such terms, in such form, and for such periods customarily maintained by companies engaged in business similar to that of the Borrower. Such insurance shall be payable to the Borrower and the Bank as their interests may appear.

General Security Agreement Page 12

                  (b) In addition to the insurance requirements set forth in
         Section 8.3(a), the Borrower will carry any other insurance and amounts for periods as may be reasonably required by the Bank, and will deliver to the Bank, not less than five (5) days prior to the expiration of any such policy of insurance, renewals or new policies in like amounts covering the same risks.

                  (c) All such insurance policies shall carry standard, non-contributory lender's loss payable clauses and breach of warranty endorsements, in favor of the Bank. The insurance certificates evidencing the Borrower's compliance with the above shall be deposited with the Bank, and in the event the Borrower fails to file and maintain such insurance, the Bank may, at its option, purchase such insurance and the cost of such insurance shall become a Liability secured by these presents and all sums expended shall bear interest at the highest Default rate of interest set forth in the Credit Agreement until paid. If requested by the Bank, the Borrower shall deliver certified copies of such policies to the Bank. The Borrower shall pay all insurance premiums promptly when due and shall provide substitute policies of insurance should the Bank at any time reject, for reasonable cause, any such policies of insurance furnished by the Borrower. The Borrower hereby assigns to the Bank the proceeds of all such insurance, including, without limitation, any premium refunds, to the extent of the Liabilities, shall direct the insurer to make payment of any losses or refunds directly to the Bank, and appoints the Bank its attorney-in-fact to endorse any draft, check or other form of payment made by such insurer.

         8.4 Collection of Collateral. The Borrower will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any Collateral including the taking of such action with respect to such collection as the Bank may reasonably request or, in the absence of such request, as the Borrower may deem advisable.

         8.5 Bank May Defend Title. In the event the Borrower fails to pay any taxes, assessments, premiums, or fees, or fails to discharge any liens or claims against the Collateral required to be paid or discharged by the Borrower, or fails to purchase, maintain and file with the Bank any insurance required by this Security Agreement, or if any such insurance is inappropriate to the situation, in the Bank's reasonable discretion, the Bank may, without demand or notice, pay any such taxes, assessments, premiums or fees, or pay, acquire, satisfy or discharge any liens or claims asserted against the Collateral (without any obligation to determine the validity thereof), or purchase any such insurance. All sums so expended by the Bank shall become a Liability secured by these presents and shall bear interest at the highest Default rate of interest set forth in the Credit Agreement until paid.

         8.6 Negotiable Collateral. If any Collateral, including Proceeds, consists of a letter of credit, advice of credit, Instrument, money, certificates of deposit, negotiable Documents, chattel paper or similar property, the Borrower shall, immediately upon receipt thereof, endorse and assign such Collateral, and deliver actual physical possession thereof, to the Bank, and prior to such delivery, shall hold such property in trust for the Bank. Schedule 5 hereto is a true and correct list of all such negotiable Collateral owned by the Borrower. The Borrower will give the Bank written notice each time it acquires such additional negotiable Collateral.

         8.7 Contracts. The Borrower shall remain liable to perform its obligations under any contracts included in the Collateral to the extent as though this Security Agreement had not been

General Security Agreement Page 13
entered into, and the Bank shall not have any obligation under any such contracts by reason of this Agreement.

         8.8 Accounting System. Borrower shall maintain a standard and modern system of accounting in accordance with GAAP which contain information pertaining to the Collateral that may from time to time be requested by the Bank.

         8.9 Inspection of Collateral and Records. During Borrower's usual business hours with prior reasonable notice, the Bank may inspect and examine the Collateral and check and test the same as to quality, quantity, value, and condition. The Bank shall also have the right at any time or times hereafter, during Borrower's usual business hours or during the usual business hours of any third party having control over the records of the Borrower with prior reasonable notice, to inspect Borrower's books and records in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition and to copy and make extracts from such books and records. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm in connection with any information requested by the Bank pursuant to this Security Agreement and agrees that the Bank may directly contact any such accounting firm in order to obtain such information.

         8.10 Transfer of Collateral. Borrower shall not sell, lease, license, transfer or otherwise dispose of any interest in any Collateral except (a) sales of Inventory in the ordinary course of business pursuant to Section 6.2, (b) licensings and other dispositions of Intellectual Property in the ordinary course of business pursuant to Section 5.3, and (c) dispositions of Equipment in accordance with Section 7.5.

SECTION 9.  REMEDY.

         9.1 Remedies Generally; Power of Sale. Upon the occurrence of any Default and at any time thereafter, the Bank shall have all rights and remedies available at law or in equity including, without limitation, the rights and remedies of a secured party under the Indiana Uniform Commercial Code, as in effect from time to time (regardless of whether the Code has been enacted in the jurisdiction where rights or remedies are asserted), including, without limitation, the right to take possession of the Collateral, and for that purpose the Bank may, so far as the Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Bank shall give to the Borrower at least ten (10) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Bank may in its discretion transfer any securities or other property constituting Collateral into its own name or that of its nominee and receive the income thereon and hold the same as security for Liabilities or apply it on principal or interest due on Liabilities. In the event that the Bank takes possession of any Intellectual Property, the goodwill associated with any trademarks, tradenames, trade dress, and service marks of the Borrower shall be transferred to the Bank.

         9.2 Deposits. Any and all Deposit Accounts, deposits or other sums at any time credited by or due from the Bank to the Borrower shall at all times constitute security for any and all Liabilities, and the Bank may apply or set off such deposits or other sums against Liabilities at any time in Default whether or not the Liabilities are then due or other Collateral is considered by the Bank to be adequate.

General Security Agreement Page 14

         9.3 Waiver and Amendment. Except as otherwise expressly set forth herein, to the extent permitted by law, the Borrower waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both Liabilities and Collateral, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Bank may deem advisable. Except as otherwise provided by law, the Bank shall have no duty as to the collection or protection of the Collateral, or any income therefrom, nor as to the preservation of rights against prior parties nor as the preservation of any rights pertaining thereto beyond the safe custody thereof. The Bank may exercise its rights with respect to Collateral without resorting or regard to other Collateral or sources of reimbursement for any Liability. The Bank shall not be deemed to have waived any of these rights upon or under Liabilities or Collateral unless such waiver be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to the exercise of any right on any future occasion. All rights and remedies of the Bank as to the Liabilities or Collateral whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singly, successively or together. The Bank may, from time to time, without notice to the Borrower (a) retain or obtain a security interest in any property of any other Person, in addition to the Collateral, to secure any of the Liabilities; (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the Borrower with respect to any of the Liabilities; (c) extend or renew for any period (whether or not longer than the original period) or release or compromise any liability of any party or parties primarily or secondarily liable to the Bank under the Credit Agreement; (d) release its security interest in any of the property securing any of the Liabilities and permit any substitution or exchange for any such property; and
(e) resort to the Collateral for the payment of any of the Liabilities whether or not it shall have resorted to any other property or shall have proceeded against any party primarily or secondarily liable for any of the Liabilities. The Bank shall not, under any circumstances, or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of any Collateral, including the settlement, collection of any Account or for any damage resulting therefrom except liability resulting from any act or omission by the Bank which constitutes willful misconduct. This Security Agreement may be amended only by a writing duly signed by the Bank and the Borrower.

         9.4 Expenses; Proceeds of Collateral. The Borrower shall pay to the Bank on demand any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees, incurred or paid by the Bank in protecting the Collateral or the existence, perfection or priority of the Bank's security interest therein. After deducting all of such expenses, the residue of any Proceeds of collection or sale of the Collateral shall be applied to the payment of principal or interest on Liabilities in such order of preference as the Bank may determine, proper allowance for interest on Liabilities not then due being made, and any excess shall be returned to the Borrower.

         9.5 Power of Attorney. The Borrower hereby irrevocably appoints the Bank and the Bank's designees from time to time its true and lawful attorneys-in-fact, with full power of

General Security Agreement Page 15
substitution in the premises (a) upon the occurrence of a Default, to demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral in such manner as the Bank may determine, whether or not the Collateral is then due; (b) to receive, open, and dispose of mail addressed to the Borrower and take therefrom any payments on or proceeds of Accounts; (c) to endorse notes, checks, drafts, money orders, Documents or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the name of the Borrower; (d) to sign and send on behalf of the Borrower any invoice or bill of lading relating to any Account, on drafts against customers, on schedules and assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to customers; (e) to sign the Borrower's name to the proofs of claim against any Account Debtor on behalf of the Borrower; (f) to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Bank; (g) upon the occurrence of a Default, to endorse Borrower's name on all applications, documents, papers, certificates and instruments necessary or expedient for the Bank to use the Intellectual Property, or necessary or expedient to grant or issue any exclusive or nonexclusive license under the Intellectual Property to anyone else, or necessary or expedient for the Bank to assign, pledge, convey or otherwise transfer title in, or dispose of, the Intellectual Property to anyone else, for the purpose of recording, registering, filing or accomplishing any other formula with respect to the Intellectual Property; and (h) to do all things necessary to carry out this Security Agreement. The Borrower hereby ratifies and approves all acts of such attorneys. Neither the Bank nor any attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law, absent gross negligence, bad faith or willful misconduct. This power, being coupled with an interest, is irrevocable until the Liabilities have been fully satisfied. Notwithstanding anything herein to the contrary, no attorney acting pursuant to this Section 9.5 shall have any authority to confess judgment on behalf of the Borrower.

         9.6 License. Borrower hereby grants to the Bank a license to use, without charge, Borrower's Intellectual Property and other Collateral in completing production of, advertising for sale, or selling any Collateral after any Default, and all of the Borrower's rights under all licenses and franchise agreements shall, in such event, inure to the Bank's benefit. In addition, the Borrower shall, upon request by the Bank, make available such personnel in Borrower's employ on the date of any Default as the Bank may reasonably designate to permit the Bank to continue, directly or indirectly, to produce, advertise and sell the Collateral sold by the Borrower under any Intellectual Property or license. The license herein shall include the right of the Bank to use, assign, license or sublicense any of the Borrower's Intellectual Property, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored; provided that the Bank shall comply with all pre-existing quality control standards and trademark use requirements of the Borrower. No agreements hereafter entered into by the Borrower shall prohibit, restrict or impair the rights of the Bank granted hereunder.

         9.7 Reinstatement. If, at any time after payment in full by the Borrower of all Liabilities and termination of the Bank's security interest, any payments on the Liabilities previously made by the Borrower or any other Person must be disgorged by the Bank for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or such Person, this Security Agreement and the Bank's security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and the Borrower shall sign and deliver to the Bank all documents, and shall do such other acts and things, as may be necessary to re-perfect the Bank's security interest.

General Security Agreement Page 16

         9.8 No Marshaling. The Borrower, on its own behalf and on behalf of its successors and assigns, hereby expressly waives all rights, if any, to require a marshaling of assets by the Bank or to require the Bank's first resort to some or any portion of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

SECTION 10.  MISCELLANEOUS PROVISIONS.

         10.1 Priority. Unless otherwise expressly provided, the security interest hereby created shall be pro rata on par with any prior security interests in the Collateral now or hereafter existing in favor of the Bank.

         10.2 Governing Law. This Security Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the Uniform Commercial Code and other applicable laws of the State of Indiana, without regard to conflict of law principles.

         10.3 Severability. Whenever possible each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. The Borrower recognizes that the Bank has relied on this Security Agreement in extending credit to the Borrower and agrees that such reliance by the Bank shall be sufficient consideration for this Security Agreement.

         10.4 Binding on Successors. The rights and privileges of the Bank shall inure to the benefit of its respective successors and assigns.

         10.5 Chattel Mortgage. This Security Agreement shall also constitute a chattel mortgage and an assignment of rents.

         10.6 WAIVER OF JURY TRIAL. BANK AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER BANK NOR BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER BANK OR BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.

General Security Agreement Page 17

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Security Agreement to be executed by their respective officers duly authorized as of the date first above written.

                                           CASTING TECHNOLOGY COMPANY,
                                           an Indiana general partnership

                                           By AMCAST CASTING TECHNOLOGIES, INC.,
                                           its general partner

                                           By:_________________________________
                                                 Name:
                                                 Title:

                                           By IZUMI, INC.,
                                           its general partner

                                           By:_________________________________
                                                 Name:
                                                 Title:

ACCEPTED:

                                           THE PROVIDENT BANK

                                           By:_________________________________

                                           Printed:____________________________

                                           Title:______________________________

STATE OF INDIANA  )
                  ) SS:
COUNTY OF MARION  )

         Before me, a Notary Public in and for said County and State, personally appeared ___________________________, known to me to be the ____________ of
Casting Technology Company and acknowledged the execution of the foregoing for and on behalf of said partnership.

         Witness my hand and Notarial Seal, this _____ day of September, 2003.

                                                     --------------------------
                                                     Notary Public - Signature

                                                     --------------------------
                                                     Notary Public - Printed

My Commission Expires:                               My County of Residence:
--------------------                                 -----------------------


General Security Agreement Page 18

                                   SCHEDULE 1

                           Former Names, Assumed Names
                           and Tradenames of Borrower

    Casting Technology Company is considered an assumed name of the general partnership






                               Prior Combinations

                                      None

General Security Agreement Page 19

                                   SCHEDULE 2

                              Intellectual Property

                                      None

General Security Agreement Page 20

                                   SCHEDULE 3

                             Location of Collateral

Equipment and Inventory Locations:

1450 Musicland Drive, Franklin, Indiana  46131
(obsolete machinery and equipment not in a material amount is stored at 5151 Bellevue St., Detroit, Michigan 48211)







Fixture Locations:

1450 Musicland Drive, Franklin, Indiana  46131

General Security Agreement Page 21

                                   SCHEDULE 4

                               Investment Property

                           A. CERTIFICATED SECURITIES:

                                      None

                                                                                Percentage
         Issuer's          Certificate     Number of           Number of         of Shares
Issuer   Organization      Number        Shares Owned        Shares Pledged      Pledged
                                      None

                          B. UNCERTIFICATED SECURITIES:

           Issuer's
Issuer   Organization    Description of Collateral Percentage Ownership Interest

                                      None

                            C. SECURITY ENTITLEMENTS:

                                      None

                              D. SECURITY ACCOUNTS:

                                      None

                             E. COMMODITY CONTRACTS:

                                      None

                             F. COMMODITY ACCOUNTS:

                                      None

General Security Agreement Page 22

                                   SCHEDULE 5

                              Negotiable Collateral

                                      None


General Security Agreement Page 23